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                                                                   EXHIBIT 10.23

                               MLC HOLDINGS, INC.

            AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN (Amendment and Restatement of the 1996 Outside Director Stock Option Plan)

            The proper execution of the duties and responsibilities of the directors of MLC Holdings, Inc., and its subsidiaries is a vital factor in the continued growth and success of the Company. Toward this end, it is necessary to attract and retain effective and capable persons who will serve as non-employee directors and contribute materially to the successful operation of the business of the Company. It benefits the Company to bind the interests of these persons more closely to its own interest by offering them options to purchase shares cf common stock of the Company and thereby provide them with added incentive to remain directors and to increase its prosperity and growth.

                                    RECITALS

            WHEREAS, the Company has previously established the 1996 Outside Director Stock Option Plan, a stock incentive program designed to offer the Company a means to attract qualified individuals to serve on the Board of the Company and to provide an opportunity for outside nonemployee directors of the Company to participate in ownership of the Company;

            WHEREAS, the 1996 Outside Director Stock Option Plan is a component Plan of the 1996 Stock Incentive Plan;

            WHEREAS, the Company's Board had adopted, and recomended to the shareholders for ratification, certain amendments to the 1996 Stock Incentive Plan (amended, restated and renamed as the MLC "Master Stock Incentive Plan") and its component plans, including the 1996 Outside Director Stock Option Plan;

            WHEREAS, the amendments increase the aggregate number of shares allocated to the Master Stock Incentive Plan and its component plans, and to add an employee stock purchase program as a component plan,

            WHEREAS, the Company desires to make coordinating amendments to the 1996 Outside Director Stock Option Plan to increase the number of shares for which options may be granted under the Plan, and to this end hereby amends, restates and renames the 1996 Outside Director Stock Option Plan as the Amended and Restated Outside Director Stock Option Plan.

                                   ARTICLE 1

                                  DEFINITIONS

            The following words and terms, unless the context clearly indicates otherwise, have the following meanings. Where appropriate in the context of this Amended and Restated Outside





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Director Stock Option Plan, the singular shall include the plural, the masculine gender shall include the feminine, and vice versa:

            1:01      "Board" means the Board of Directors of MLC Holdings,
Inc.

            1:02      "Common Stock" means the common stock of the Company.

            1:03      "Company" means MLC Holdings, Inc. and any subsidiary
thereof.

            1:04      "Option" means the options granted pursuant to this Plan.

            1:05      "Option Agreement" means an agreement provided for in
Section 6:01.

            1:06      "Participant" means a non-employee director of the
Company who has executed an Option Agreement.

            1:07      "Plan" means this MLC Holdings, Inc. Amended and Restated
Outside Director Stock Option Plan.

            1:08      "SEC" means the United States Securities and Exchange
Commission.





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                                   ARTICLE 2

                           EFFECTIVE DATE OF THE PLAN

            2:01      This Plan, as amended and restated, shall be effective as
of May 14, 1997, the date on which the Board adopted this Plan, subject however, to approval by the Shareholders.

                                   ARTICLE 3

                               AUTHORIZED GRANTS

            3.01 Upon the effective date of this Plan, all existing Options (for 10,000 shares for each outside director, 30,000 total) shall be immediately exercisable.

            3.02 An Option for ten thousand (10,000) shares of Common Stock shall be granted to each non-employee director on the anniversary of each full year of his or her service as a director of the Company, with such option being exercisable one year after the date of grant.

            3:03      Options shall be granted only after execution of an
Option Agreement.

                                   ARTICLE 4

                           PARTICIPATION IN THE PLAN

            4:01      Participation in the Plan shall be limited to
non-employee directors of the Company.

                                   ARTICLE 5

                             STOCK SUBJECT TO PLAN

            5:01      There are reserved for the granting of Options under the
Plan,, together with shares that may be issued under all other component plans of the Company's Master Stock Incentive Plan, a number of shares of the common stock of MLC Holdings, Inc. equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock
Incentive Plan  ("Reserved Shares").   If for any reason shares for which an
Option has been granted cease to be subject to purchase thereunder, those shares shall be available for the granting of Options.

            5:02      Proceeds of the purchase of optioned shares shall be used
for the general business purposes of the Company.





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            5:03      In the event of reorganization, recapitalization, stock
split, stock dividend, stock combination, merger, consolidation, acquisition of property or stock, any change in the capital structure of the Company, or similar changes in the Company's Common Stock, the Board shall make such adjustments as may be appropriate in the number and kind of shares reserved for purchase and in the number, kind and price of shares covered by Options granted but not then exercised.

            5:04      If the Company shall at any time merge or consolidate
with or into another corporation and (i) the Company is not the surviving entity, or (ii) the Company is the surviving entity and the shareholders of the Company are required to exchange their shares of Common Stock for property and/or securities, the holder each option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Option would have been entitled upon such merger consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise such Option, provided, however, that under no circumstance shall any Option exercise date be accelerated in contemplation of such action. A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 5:04 shall be subject to Section 6:04.

            The surviving entity following any reorganization may at any time, in its sole discretion, tender substitute options as it may deem appropriate. However, in no event may the substitute options entitle the Participant to any fewer shares (or at any greater aggregate price) or any less other property than the Participant would be entitled to under the immediately preceding paragraph upon an exercise of the Options held prior to the substitution of the new option.

            5:05      In the event of the proposed dissolution or liquidation
of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the Participant, and the Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Options. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 6:04.

                                   ARTICLE 6

                        TERMS AND CONDITIONS OF OPTIONS

            6:01      Each Option shall be evidenced by an Option Agreement
specifying the number of shares of Common Stock covered thereby in such form as the Board from time to time may determine, provided that no provision of the Option Agreement shall be consistent with this Plan and such Option Agreement may incorporate all or any of the terms of this Plan by reference.





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            6:02      The Option price per share shall not be less than 100% of
the fair market value of a share of the Common Stock on the date on which the option is granted. The fair market value of a share of Common Stock for this purpose shall be the mean of the closing high bid and low asked prices per share in the over-the-counter market, or the closing price if the Company's Common Stock is listed in the NASDAQ National Market System, on the day of the grant (or if that date falls on a non-business day then on the next business day on which the stock is quoted).

            6:03      No Option may be granted under this Plan after September
1, 2006.

            6:04      The term of any Option granted under this Plan shall be
ten (10) years from the date on which it was granted. Each Option is exercisable at any time and from time to time with respect to all of the shares covered thereby after the expiration of one (1) year from the date of grant and prior to the termination of the Option; provided, however, that all current Options granted under the Company's 1996 Outside Director Stock Option Plan prior to the effective date of this Amended and Restated 1996 Outside Director Stock Option Plan shall, as of such effective date, immediately be exercisable at any time and from time to time with respect to all of the shares covered thereby.

            6:05      Each Option by its terms shall be non-transferable and
non-assignable except that valid Option rights may be transferred by testamentary instrument (will), by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Otherwise, an Option is exercisable only by such Participant.

            6:06      Each Option granted under the Plan shall terminate and
may no longer be exercised if the Participant ceases to be a director of the Company, except that (i) if the Participant dies while a director of the Company, or within three (3) months after the termination of such service, such Option may be exercised on his behalf as set forth in 6:07 below; and (ii) if the Participant's term as director shall have been terminated for any reason other than his death, he may at any time within a period of three (3) months after such termination exercise such Option to the extent that the Option was exercisable pursuant to Section 6:04 above by him on the date of the termination of his directorship; provided, however, that in the case of removal for cause, then the Participant's Option shall terminate and expire concurrently with his removal and shall not thereafter be exercisable to any extent. The definition of "cause" shall be as set forth in the Option Agreement with each Participant.

            6:07      If the Participant dies during the term of his Option
while a director of the Company, or within the three (3) month period after the termination of services as a director, without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within twelve (12) months after the Participant's death to purchase the number of shares which the deceased Participant was entitled to purchase at the date of his death, after which time the Option shall lapse.





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            6:08      A Participant may, at any time, elect in writing to
abandon an Option or any part thereof.

                                   ARTICLE 7

                         METHODS OF EXERCISE OF OPTION

            7:01      The Participant (or other person acting under Section
6:07) desiring to exercise an Option as to all or part of the shares of Common Stock subject to that option shall notify an officer of the Company in writing at its principal office to that effect, specifying the number of shares to be purchased.

            7:02      The notice shall be accompanied by payment to the Company
of the full purchase price. With the prior consent of the Company the Option may be exercised as to the number of shares specified in the notice by tendering to the Company shares Common Stock already owned by the Participant which, together with any cash tendered therewith shall equal in value the full purchase price. The value of the tendered shares for this purpose shall be the fair market value (as determined in accordance with the procedures set forth in Section 6:02) of such shares (valued as if unlegended and freely transferable) on the date the Participant executes and dates the notice provided in Section 7:01, and the Participant shall deliver only that number of shares of Common Stock which, together with any cash delivered, has an aggregate value of not less than the full purchase price for the Option.

            7:03      A Participant shall  have none of the rights of a
Stockholder until the shares of Common Stock covered by the Option are issued to him. If the shares of Common Stock issuable pursuant to the exercise of an Option are not registered under the Securities Act of 1933, as amended, the Company may require that the Participant deliver an investment representation letter at the time of exercise in form acceptable to the Company and its counsel, and the Company may place appropriate legends restricting transfer under applicable securities laws on the certificates for the shares of Common Stock to be issued.

                                   ARTICLE 8

                   AMENDMENTS AND DISCONTINUANCE OF THE PLAN

            8:01      The Board shall have the right at any time and from time
to time to amend, suspend, or terminate the Plan provided that, except as provided in Section 5:03, no such amendment, suspension, or termination shall
(i) revoke or alter the terms of any valid Option previously granted in accordance with this Plan; (ii) increase the number of shares to be reserved for issuance of options; (iii) change the price determined pursuant to the provisions of Section 6:02; (iv) change the class of eligible persons to whom Options may be granted under this Plan; (v) extend the term of the Plan beyond ten (10) years or provide for options exercisable more than five (5) years after the date granted; (vi) permit any employee director to be eligible as a Participant; or (vii) otherwise





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materially modify the Plan, except as provided herein or as necessary to comply with applicable law, without Shareholder approval.

            8:02      This Plan shall terminate at midnight on September 1,
2006. Options outstanding at the termination of the Plan shall not be affected by such termination.


                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

            9:01      The Plan shall be construed, whenever possible, to be in
conformity with the requirements of all applicable federal law, including without limitation the SEC's Rule 16b-3, as amended effective August 15, 1996. To the extent not in conflict with the preceding sentence, the Plan shall be construed, administered and governed in all respect under and by the laws of the State of Delaware, except where preempted by federal law.

            9:02      If any provision of the Plan is held invalid or
unenforceable, the invalidity or unenforceability shall not affect any other provisions and the Plan shall be construed and enforced as if those provisions had not been included.

            9:03      This Plan shall be binding upon heirs, executors,
administrators, successors and assigns of all parties hereto, present and future.

            9:04      The Plan shall not be deemed to constitute a contract
between any director and the Company. Nothing in the Plan shall give any director the right to be retained as a director of the Company, and all director Participants shall remain subject to non-election or removal to the same extent as if the Plan had not been put into effect.





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